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                                                                      Exhibit 11
                               NORDSON CORPORATION
                        CALCULATION OF EARNINGS PER SHARE

       Years Ended November 2, 1997, November 3, 1996 and October 29, 1995
         (Dollar and shares in thousands except for per share amounts)


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


                                            1997        1996        1995
                                          -------     -------     ------
Primary:

Net income                                $49,967     $53,071     $52,676
                                          =======     =======     =======

Weighted average number of common
  shares outstanding during the year       17,276      17,869      18,219

Effect of Company stock plans based
  on the treasury stock method                277         335         358
                                          -------     -------     -------

Total weighted average common and
  common equivalent shares                 17,553      18,204      18,577
                                          =======     =======     =======

Earnings per share                        $  2.85     $  2.92     $  2.84
                                          =======     =======     =======



Fully Diluted:

Net income                                $49,967     $53,071     $52,676
                                          =======     =======     =======

Weighted average number of common
  shares outstanding during the year       17,276      17,869      18,219

Effect of Company stock plans based
  on the treasury stock method                313         350         360
                                          -------     -------     -------

Total weighted average common and
  common equivalent shares                 17,589      18,219      18,579
                                          =======     =======     =======

Earnings per share                        $  2.84     $  2.91     $  2.84
                                          =======     =======     =======
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